EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Section 1350 Certification)

In connection with the Quarterly Report on Form 10-Q of Broadstone Net Lease, Inc. (the “Company”) for the quarter ended June 30, 2024 (the “Second Quarter 10-Q”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, John D. Moragne, Chief Executive Officer, certifies, to the best of his knowledge, that:

1.
The Second Quarter 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.
The information contained in the Second Quarter 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2024	/s/ John D. Moragne
John D. Moragne
Chief Executive Officer

The foregoing certification is being furnished solely to accompany the Quarterly Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.